UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2006
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 18, 2006 Searchlight Minerals Corp. (the “Company”) closed its Private Placement of 39 units at a price of $45,000 per unit to raise gross proceeds of US$1.755 Million (the “Private Placement”). The Private Placement units were issued to accredited investors resident in the United States pursuant to Regulation D of the Securities Act of 1933 (the “Securities Act”). Each unit (a ”Unit”) consisted of 100,000 Shares of the Company’s common stock (a “Share”), 100,000 Share purchase warrants with each warrant entitling the subscriber to purchase one additional Share for a period of two years from the closing of the Private Placement at an exercise price equal to US$0.65 per Share.

The securities were sold on a best efforts agency basis by S&P Investors, Inc. (the "Agent"). In connection with the Private Placement, the Agent received a fee of US$87,750 and warrants to purchase 390,000 shares at a price of US$0.65 per share for a period of two years from the closing of the Private Placement. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Use of Proceeds

The Company intends to use the proceeds of the Private Placement to fund its plan of development on its Searchlight mineral claims and Clarkdale Slag Project, and for general corporate purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated January 30, 2006, disclosing the closing of the offering

99.2	Press Release (revised) dated January 30, 2006, disclosing the closing of the offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: January 30, 2006
	By:	/s/ Ian R. McNeil
IAN R. McNEIL
President and Chief Executive Officer